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                    THRIFT MANAGEMENT, INC. AND SUBSIDIARIES

          EXHIBIT 11 -- STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

THE FOLLOWING TABLE PRESENTS THE COMPUTATION OF BASIC AND DILUTED LOSSES PER
SHARE:

                                                            THREE MONTHS ENDED              SIX MONTHS ENDED
                                                       ---------------------------     ---------------------------
                                                        JUNE 25,         JUNE 27,       JUNE 25,        JUNE 27,
                                                          2000             1999           2000            1999
                                                       -----------     -----------     -----------     -----------
          Numerator:
     Net (loss)                                        $  (700,267)    $   (75,073)    $  (960,281)    $  (138,213)
                                                       -----------     -----------     -----------     -----------
          Denominator:
     Denominator for basic loss per
     share--weighted-average shares                      2,497,210       2,185,700       2,430,781       2,185,700

     Effect of dilutive securities:
       Stock options                                            --         523,776              --         523,776

     Denominator for diluted loss per share              2,497,210       2,709,476       2,430,781       2,709,476
                                                       ===========     ===========     ===========     ===========
                (Loss) per share:
     Basic                                             $     (0.28)    $     (0.03)    $     (0.40)    $     (0.06)
                                                       ===========     ===========     ===========     ===========

     Diluted                                           $     (0.28)    $     (0.03)    $     (0.40)    $     (0.05)
                                                       ===========     ===========     ===========     ===========